UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report: March 7, 2013
Date of earliest event reported: March 1, 2013

EURAMAX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-05978 (Commission File Number)	58-2502320 (I.R.S. Employer Identification Number)
303 Research Drive, Suite 400 Norcross, GA 30092 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:                 (770) 449-7066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 1, 2013, Jeffrey Hummel resigned as Senior Vice President - Human Resources of Euramax International, Inc. ("Euramax"). Mr. Hummel has agreed to provide services to the Company through September of 2013 or until the Company has effectively transitioned his responsibilities. There is no disagreement between Mr. Hummel and the Company on any matter relating to the Company's operations, policies, or practices.

On March 1, 2013, Shyam Reddy was appointed Senior Vice President - General Counsel, effective March 18, 2013. Mr. Reddy is currently the Southeast Sunbelt Region Regional Administrator for the U.S. General Services Administration. Prior to joining the U.S. General Services Administration, Mr. Reddy practiced law as a Partner in the Corporate Group at Kilpatrick Townsend & Stockton, an Atlanta based international law firm. Mr. Reddy earned both a Bachelor of Arts Degree and a Masters in Public Health from Emory University and his Juris Doctorate from the University of Georgia. Mr. Reddy has entered into certain compensation arrangements which are consistent with those of similarly situated executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURAMAX HOLDINGS, INC.

Date: March 7, 2013	By:	/s/ R. Scott Vansant
Name: R. Scott Vansant
Title: Vice President and Chief Financial Officer